UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2021

Intersect ENT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Adams Drive Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (650) 641-2100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	XENT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 22, 2021 (the “Closing Date”), Intersect ENT, Inc., (the “Company”), entered into a Facility Agreement (the “Facility Agreement”) by and among the Company, as borrower, certain of the Company’s subsidiaries from time to time party thereto as guarantors and Deerfield Partners, L.P. (“Deerfield”), as agent for itself and the lenders, providing for the issuance and sale by the Company to Deerfield of senior secured loans of an aggregate principal amount of up to $60.0 million (the “Loans”) upon the terms and conditions set forth in the Facility Agreement (the “Deerfield Financing”). The Loans will mature on July 22, 2026, unless earlier repaid or accelerated. The Facility Agreement provides for the disbursement of the Loans in three tranches of $20 million, with the initial tranche disbursed on the initial closing date, the second tranche to be disbursed at the option of the Company on the earlier of the date of any prepayment of the remaining Fiagon acquisition payments and September 15, 2022 and the third tranche to be disbursed at the option of the Company on the earlier of the date of any prepayment of the remaining Fiagon acquisition payments and September 15, 2023. The Company plans to use the proceeds from the Loans to provide funding for the remaining Fiagon acquisition payment over the next three years as well as general corporate purposes.

The Loans bear interest at 7.5% per annum, payable quarterly in arrears on October 15, January 15, April 15, and July 15 of each year, commencing October 15, 2021. The Company’s obligations under the Loans and the Facility Agreement are required to be guaranteed by all of its existing and future subsidiaries (other than certain excluded and immaterial subsidiaries). The Company’s and each subsidiary guarantor’s obligations under the Loan and the Facility Agreement are secured by substantially all of the Company’s and each subsidiary guarantor’s assets. The Loans will not be permitted to be prepaid prior to 30 months after the Closing Date (the “No Call Date”), except in connection with a change of control.

The Company will have the right, but not the obligation, to prepay the Loans at any time after No Call Date, together with accrued and unpaid interest on the principal amount prepaid, plus an exit fee equal to 1.75% of the principal amount of the Loans to be prepaid, plus a prepayment premium equal to (a) 0.75% of the principal amount of the Loans to be prepaid, if such prepayment occurs after the No Call Date but on or prior to the fourth anniversary of the Closing Date, and (b) 0.50% of the principal amount of the Loans to be prepaid, if such prepayment occurs after the fourth anniversary of the Closing Date but prior to the fifth anniversary of the Closing Date; provided that upon any prepayment in connection with a change of control, in lieu of such prepayment premium and the exit fee, the Company will be required to pay a prepayment premium equal to 9.75% of the principal amount being prepaid and the principal amount of any prepayments made within three months of such change of control (the “Change of Control/Acceleration Premium”). The Change of Control/Acceleration Premium is also payable upon any acceleration of the Loans upon an event of default. In addition, if a change of control occurs, the Company enters into any definitive agreement the consummation of which would result in a change of control or the Company announces any prospective change of control, in each case within three months of any prepayment or repayment in full of the Loans prior to the maturity date, then, upon the consummation of such change of control, the Company will be required to pay an additional amount equal to the Change of Control/Acceleration Premium applicable to the principal amount of Loans prepaid within three months of such change of control, less any prepayment premiums and exit fees paid in connection with such prior prepayments.

The Company is subject to a number of affirmative and restrictive covenants pursuant to the Facility Agreement, including covenants regarding minimum cash and minimum revenue, compliance with applicable laws and regulations, maintenance of property, payment of taxes, maintenance of insurance, business combinations, incurrence of additional indebtedness, prepayments of other indebtedness and transactions with affiliates, among other covenants. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions. The Facility Agreement contains certain specified events of default, the occurrence of which would entitle the holders of the Loans to immediately demand repayment of all outstanding principal and accrued interest on the Loans, together with a prepayment premium equal to 9.75% of the outstanding principal amount of the Loans to be prepaid. Such events of default include, among others, failure to make any payment under the Loans when due, failure to observe or perform any covenant under the Facility Agreement or the other transaction documents related thereto (subject in certain cases to specified cure periods), the failure of the Company to be able to pay debts as they come due, the commencement of bankruptcy or insolvency proceedings against the Company, a material judgment levied against the Company, a material default by the Company under other indebtedness, and the occurrence of a change of control.

The foregoing description of the Facility Agreement and the Deerfield Financing does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition
On July 22, 2021, the Company issued a press release announcing its preliminary financial results for the second quarter ended June 30, 2021. A copy of the press release is furnished as an Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 2.02 and the related Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Facility Agreement, dated as of July 22, 2021, by and among Intersect ENT, Inc., certain of Intersect ENT, Inc’s subsidiaries from time to time party thereto as guarantors and Deerfield Partners, L.P.

99.1	Press release entitled “Intersect ENT Announces Preliminary Revenue for Second Quarter of 2021 and Closing of $60 Million Term Loan” dated July 22, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.
July 22, 2021
	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Executive Vice President, General Counsel and Corporate Secretary